SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 18, 2002

PACIFICARE HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-21949 (Commission File Number)	95-4591529 (IRS Employer Identification Number)

5995 Plaza Drive
Cypress, California 90630
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:   (714) 952-1121

___________________________

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events.

     On November 18, 2002, PacifiCare Health Systems, Inc. (the “Company”), announced that it intends to offer $100 million aggregate principal amount of convertible subordinated debentures due October 2032 for sale in a private placement. The Company further announced that the terms of the offering were expected to include an option exercisable by the initial purchasers of the debentures for up to an additional $25 million aggregate principal amount of debentures. A copy of the Company’s press release dated November 18, 2002, relating to the proposed offering is attached hereto as Exhibit 99.1.

     On November 19, 2002, the Company announced the pricing of a private placement of $125 million aggregate principal amount of 3% convertible subordinated debentures due October 2032. The Company further announced that it had granted an option exercisable by the initial purchasers of the debentures to purchase up to an additional $25 million aggregate principal amount of the debentures. The Company stated that the closing of the offering is expected to occur on November 22, 2002. A copy of the Company’s press release dated November 19, 2002, relating to the proposed offering is attached hereto as Exhibit 99.2.

Item 7. Exhibits.

99.1	Press Release issued by the Company on November 18, 2002.
99.2	Press Release issued by the Company on November 19, 2002.

2.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFICARE HEALTH SYSTEMS, INC.

Dated: November 18, 2002	By:	/s/ PETER A. REYNOLDS

Peter A. Reynolds
Senior Vice President and
Corporate Controller
(Chief Accounting Officer)

3.

INDEX TO EXHIBITS

99.1	Press Release issued by the Company on November 18, 2002.
99.2	Press Release issued by the Company on November 19, 2002.

4.